UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2017

Croe, Inc.

(Exact name of registrant as specified in its charter)

Utah	333-214187	46-4212105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23805 Stuart Ranch Road, Suite 235 Malibu, CA	90265
(Address of principal executive offices)	(Zip Code)

(424) 228-9955

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information provided in Items 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

Effective as of June 22, 2017, James Gilbert and Anthony Strickland were appointed directors of the Company.

The following is biographical information about Messrs. Gilbert and Strickland.

James Gilbert. Mr. Gilbert, 40, has served as President and director of The Crypto Company, a Nevada corporation (“Crypto”) and a wholly owned subsidiary of the Company, since March 2017. Mr. Gilbert also has been serving as a Board Member at the Economic Space Agency, which creates programmable organizations on the Blockchain, since January 2017. In 2012, Mr. Gilbert co-founded Spring.me, an interest based community for social conversations where he also managed capital raising efforts and continued to serve as a Board Member until 2014. In 2009, he co-founded LivingSocial Australia, where he served as Sales Director and Board Member until 2012. Mr. Gilbert earned a Higher School Certificate at St. Ignatius College Riverview in 1995 and a Master’s in Business Administration from the Australian Graduate School of Management at the University of New South Wales in 2009.

Anthony Strickland. Mr. Strickland, 48, currently serves as Vice President of GreenWave Energy Solutions LLC, a company that seeks to harness the power of ocean waves to provide energy to Californians, and President and Chief Executive Officer of Strong America, an advocacy group and political action committee. Mr. Strickland is a former Republican member of the California State Senate, representing District 19 from 2008 to 2012, and a former California Assemblyman, representing the 37th District from 1998 to 2004. Strickland earned his B.A. in political science from Whittier College.

On June 7, 2017, the Company, entered into a Share Exchange Agreement (the “Exchange Agreement”) with Michael Poutre, in his sole capacity as representative for the shareholders of Crypto, pursuant to which each issued and outstanding share of common stock of Crypto was exchanged for shares of common stock of the Company (the “Share Exchange”), resulting in the aggregate issuance of 7,026,609 shares of common stock of the Company, on a pro rata basis, in exchange for 727,867 shares of common stock of Crypto. Mr. Gilbert received 2,575,303 shares of common stock in the Share Exchange in exchange for 100% of his Crypto shares having an aggregate value of $12,264,165.

There are no family relationships between any of our executive officers and directors.

No material plan, contract or arrangement to which either Mr. Gilbert or Mr. Strickland is a party or in which Mr. Gilbert or Mr. Strickland participates has been entered into by the Company.

CEO Consulting Agreement

On June 22, 2017, the Company entered into a Consulting Agreement (“Consulting Agreement”) with MP2 Ventures, LLC (“MP2”), pursuant to which MP2 shall cause Michael Poutre, principal of MP2 and Chief Executive Officer of the Company, to serve as Chief Executive Officer of the Company for an initial term of one year, in exchange for a consulting fee in the amount of Two Hundred Forty Thousand Dollars ($240,000) per annum. The information provided in this Item 5.02 is qualified in its entirety by the Consulting Agreement, filed herewith as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Consulting Agreement by and between the Company and MP2 Ventures, LLC, dated as of June 22, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROE, INC.
Date: June 28, 2017
	By:	/s/ Michael Poutre
	Name:	Michael Poutre
	Title:	Chief Executive Officer

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